Schedule "K"

SUPREME COURT OF BRITISH COLUMBIA
SEAL
VANCOUVER REGISTRY

NO. L 031299
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 252 OF THE *COMPANY ACT*,
R.S.B.C. 1996, c.62, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
VICEROY RESOURCE CORPORATION, QUEST INVESTMENT
CORPORATION, AVATAR PETROLEUM INC.,
ARAPAHO CAPITAL CORP., VICEROY EXPLORATION LTD.,
ORO BELLE RESOURCES CORPORATION, SPECTRUMGOLD INC.
AND 650399 B.C. LTD.

PETITIONERS

INTERIM ORDER

BEFORE MASTER NITIKMAN	FRIDAY, THE 9TH DAY OF MAY, 2003

THIS EX PARTE APPLICATION coming on for hearing at Vancouver, British Columbia, on the 9th day of May, 2003, and on hearing Stuart B. Morrow, counsel for the Petitioners, and upon reading the Petition herein dated the 8th day of May, 2003 and filed and the affidavits of Susan Neale, Robert G. Atkinson, A. Murray Sinclair and Brian E. Bayley, each sworn on the 8th day of May, 2003 and filed:

THIS COURT ORDERS THAT:

MEETING OF THE MEMBERS OF THE PETITIONERS

1. The Petitioners, Viceroy Resource Corporation (**"Viceroy"**), Quest Investment Corporation (**"Quest"**) and Avatar Petroleum Inc. (**"Avatar"**) each be at liberty to convene an

annual and extraordinary general meeting and Arapaho Capital Corp. ("**Arapaho**") be at liberty to convene an extraordinary general meeting (collectively, the "**Special Meetings**") of their respective members to be held on Wednesday, the 18th day of June, 2003, to be held for the purpose of considering and, if deemed advisable, approving with or without modification a plan of arrangement (the "**Arrangement**") substantially in the form attached as Exhibit 1 to the arrangement agreement attached as Exhibit "G" to the affidavit of Susan Neale aforesaid, which Arrangement is proposed to be made between the said Petitioners and their respective members.

RECORD DATE

2. The record date for determination of the respective members of Viceroy, Quest, Avatar and Arapaho (the "**Principal Petitioners**") entitled to receive notice of and attend and vote at the Special Meetings in compliance with the form and disclosure requirements of the *Company Act*, R.S.B.C. 1996, c. 62, as amended (the "***Company Act***") and the *Securities Act*, R.S.B.C. 1996, c.418 as amended, will be at the close of business on the 13th day of May, 2003 (the "**Record Date**").

NOTICE OF MEETING

3. Good and sufficient notice of the Special Meetings, for all purposes, will be given by the Principal Petitioners by mailing, by prepaid first class mail, not less than 21 days before the day appointed for each Special Meeting (excluding the date of mailing and the date of the Special Meetings):

(a) a Notice convening the Meeting (the "**Notice**");

(b) a Notice of Application for Final Order (the "**Notice of Application**");

(c) instrument of proxy (the "**Proxy**"); and

(d) in the case of Avatar and Arapaho, the joint information circular (the "**Circular**") and, in the case of Viceroy and Quest, a summary of the Circular (the "**Summary Circular**"),

(collectively, the "**Mailed Materials**"),

which, in the case of Viceroy, are attached to or referenced in the affidavit of Susan Neale, in the case of Quest, are attached to or referenced in the affidavit of Robert G. Atkinson, in the case of Arapaho, are attached to or referenced in the affidavit of Brian E. Bayley and, in the case of Avatar are attached to or referenced in the affidavit of A. Murray Sinclair, with such amendments thereto as counsel for the Petitioners may advise are necessary or desirable, provided such amendments are not inconsistent with the terms of this Interim Order.

4. The Meeting Materials will be mailed by prepaid ordinary mail addressed to the members of the Principal Petitioners:

(a) at their registered addresses, as they may appear on the register of members of the Principal Petitioners on the Record Date;

(b) under applicable securities legislation and policies, the beneficial owners of the common shares of the Principal Petitioners registered in the name of intermediaries;

(c) the directors and auditors of the Principal Petitioners;

(d) in the case of Viceroy and Quest, a complete copy of the Circular will be placed on their respective websites and on the SEDAR website (as noted in the Summary Circular); and

(e) in the case of Viceroy and Quest, a printed copy of the Circular will be provided by prepaid first class mail, free of charge, to any member of Viceroy or Quest who requests such a copy.

5. Good and sufficient notice of the Special Meetings, for all purposes, will be given by the Principal Petitioners by mailing, by prepaid first class mail the Mailed Materials as provided in this Interim Order.

SERVICE OF NOTICE OF APPLICATION

6. Service of the Notice of Application as herein set out will be good and sufficient service of the Notice of Application upon all those who may wish to appear in these proceedings and no

other form of service need be made, and that service of the Mailed Materials on the members of the Principal Petitioners be deemed to be effected on the second day following the day on which the Mailed Materials are mailed to the members of the Principal Petitioners, and that the Principal Petitioners are not required to serve the Petition, any affidavits filed in support of the Petition, any motions filed by the Principal Petitioners, including affidavits filed in support of such motions, or any orders made on application by the Petitioners, including this Interim Order, except on written request.

7. The accidental omission to give notice of the Special Meetings to, or the non-receipt of such notice by one or more of the persons entitled thereof, will not invalidate any resolution passed or proceedings taken at the Special Meetings.

PROCEEDINGS OF THE MEETINGS

8. The Chair of each of the Special Meetings will be any officer or director of a Principal Petitioner, who will be appointed by the directors of a Principal Petitioner for that purpose.

9. The Chair of each of the Special Meetings is at liberty to call on the assistance of legal counsel to the Principal Petitioners at any time and from time to time, as the Chair of each of the Special Meetings may deem necessary or appropriate, during any of the Special Meetings, and such legal counsel is entitled to attend the Special Meetings for this purpose.

10. The Special Meetings otherwise be conducted in accordance with the provisions of the *Company Act* and the Articles of the Petitioners, subject to the terms of this Interim Order.

QUORUM AND VOTING

11. The quorum for the transaction of business at the Special Meetings will be the quorum of members required by the Articles of each of the Principal Petitioners.

12. The vote of the members of the Principal Petitioners required to adopt the resolution in respect of the Arrangement (the "**Arrangement Resolution**") at each of the Special Meetings will be the affirmative vote of not less than three-quarters of the votes cast by members of the Principal Petitioners who vote in person or by proxy on the Arrangement Resolution and the affirmative vote of not less than a simple majority of the votes cast by disinterested members of

the Principal Petitioners (determined by reference to s. 252(8) of the *Company Act*) who vote in person or by proxy on the Arrangement Resolution.

ADJOURNMENT OF MEETINGS

13. Any of the Special Meetings may be adjourned for any reason upon the approval of the Chair of the Special Meeting, and if the Special Meeting is adjourned, it will be reconvened at a place and time to be designated by the Chair of the Special Meeting to a date which is not more than 30 days thereafter.

AMENDMENTS TO THE INTERIM ORDER

14. The Petitioners be entitled at any time to seek leave to vary this Interim Order.

DISSENT RIGHTS

15. The members of the Petitioners will be granted the rights of dissent with respect to the Arrangement, pursuant to Section 207 of the *Company Act*, such right to be exercisable at any time prior to 11:00 a.m. (Vancouver time) on Tuesday, June 17, 2003.

ARRANGEMENT OF SPINOUTCOS AND SUBCOS

16. Pursuant to section 252 of the *Company Act*, the Arrangement will be binding on the Spinoutcos and Subcos (as those terms are defined in the Petition) upon the approval by them, and by this Court of the Arrangement, in accordance with section 252(1) of the *Company Act*.

FINAL APPLICATION

17. The Chair of each of the Special Meetings will, in due course, file with the Court an affidavit verifying the actions taken and the decisions reached at the Special Meeting with respect to the Arrangement.

18. The Petitioners be at liberty to serve notice of the final application (**"Final Application"**) in respect of the Arrangement (the **"Notice of Application"**) on persons outside the jurisdiction of this Honourable Court in the manner specified in this Interim Order.

19. Any member of a Petitioner and any holder of options, warrants or other securities of a Petitioner may appear and make representations at the Application, provided that such member or other security holder will file an Appearance, in the form prescribed by the Rules of Court of the Supreme Court of British Columbia, with this Court and deliver a copy of the filed Appearance, together with a copy of all material on which such applicant intends to rely at the Final Application, including an outline of such applicant's proposed submissions, to the solicitors for the Petitioner at their address for delivery set out in the Petition, on or before 11:00 a.m. on Thursday, June 19, 2003, subject to the direction of the Court.

20. If the Final Application is adjourned, only those persons who have filed and delivered an Appearance, in accordance with the immediately foregoing paragraph, need to be served with notice of the adjourned date.

21. The Petitioners, apply on Friday, the 20th day of June, 2003 or on such later date as this Court may direct, for the approval, if the Arrangement is approved and agreed to by the Special Meetings, of the Arrangement by this Court and the form of Notice of Application be approved as the form of notice of the proceedings for such approval.

BY THE COURT

DISTRICT REGISTRAR

APPROVED AS TO FORM:

Stuart B. Morrow
Counsel for the Petitioners

ENTERED
MAY 0 9 2003
VANCOUVER REGISTRY
VOL. 51118 FOL. 62